Exhibit 10.2

*PORTIONS OF THIS ETHANOL PURCHASE AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO ETHANOL PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ETHANOL PURCHASE AGREEMENT (“Amendment”) is made and entered into this 31st day of March, 2011 by and between Bunge North America, Inc., a New York corporation (“Bunge”) and Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (“SIRE”).

RECITALS:

1.           SIRE and Bunge are parties to that certain Ethanol Purchase Agreement dated December 15, 2008 (the “Purchase Agreement”).

2.           Bunge and SIRE desire to amend the Purchase Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bunge and SIRE agree as follows:

1.           Section 5.1(a) is hereby deleted and replaced in its entirety with the following:

(a)           Bunge will pay the Purchase Price to Producer for all Ethanol purchased hereunder within 20 days (the “Payment Period”) after the date that (i) meter certificates for all properly loaded Ethanol are delivered by Producer to Bunge in accordance with this Agreement or (ii) Bunge invoices end customers for ethanol that has been placed in storage pursuant to Section 2.2(f).  Upon the election of SIRE and subject to Section 5.1(b)(iii) below, the Payment Period for the sale of any Ethanol may be extended from a 20-day period to a 30-day period and thereafter returned to the 20-day period, from time to time as provided below.  SIRE may elect to so extend the Payment Period by giving notice on or before the 20th calendar day of any month, and then the extended period will take effect for the following full month and continue thereafter until changed.  Thereafter, SIRE may also elect to return to the 20-day period by giving notice on or before the 20th calendar day of any month, and then the reduced period will take effect for the following full month and continue thereafter until changed. In any case, Bunge will retain the applicable Marketing Fee and Transportation Costs for all Ethanol.

2.           The definition of “Marketing Fee” contained in Section 5.1(b)(iii) of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

(iii)           With respect to any Ethanol sales for which the applicable Payment Period is 20 days, the “Marketing Fee” shall be equal to *% of the Net

Sales Price.  With respect to any Ethanol sales for which the applicable Payment Period is 30 days, the “Marketing Fee” shall be equal to the lesser of (A) *% of the Net Sales Price, or (B) $* per gallon of Ethanol.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.           Except as amended hereby, the Purchase Agreement remains in full force and effect without change.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Amendment is executed on the date first above written.

Southwest Iowa Renewable Energy, LLC	Bunge North America, Inc.

/s/ Brian T. Cahill	/s/ Eric Hakmiller
Name: Brian T. Cahill	By: Eric Hakmiller
Title: President/CEO	Title: Vice President

Signature page to First Amendment to Ethanol Purchase Agreement